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                                                                      Exhibit 21

                            LIST OF SUBSIDIARIES
                            --------------------




                                                    Jurisdiction of
     Name of Subsidiary                              Incorporation
     ------------------                             ---------------

     St. Paul Federal Bank for Savings              United States

     Annuity Network, Inc.                          Illinois

     St. Paul Financial Development Corporation     Illinois

     Custom Source Realty Corporation (a)           Illinois

     SPF Insurance Agency, Inc. (formerly St. Paul
      Service, Inc.) (b)                            Illinois

     St. Paul Securities, Inc. (b)                  Illinois

     Community Finance Corporation (b)              Illinois

     Managed Properties, Inc. (b)                   Illinois

     MPI Illinois Corporation(b)                    Illinois

     EFS/San Diego Service Corporation (b)          Illinois

     EFS Service Corporation (b)                    Illinois

     St. Paul Investment Corporation (b)            Delaware

     Investment Network, Inc. (c)                   Illinois

     Investment Network Advisors, Inc. (d)          Illinois

     St. Paul Asset Management Company (e)          Maryland

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(a) Subsidiary of St. Paul Financial Development Corporation.
(b) Subsidiary of St. Paul Federal Bank for Savings.
(c) Subsidiary of St. Paul Securities, Inc.
(d) Subsidiary of Investment Network, Inc.
(e) Subsidiary of St. Paul Investment Corporation